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                                                                     EXHIBIT 8.1

                          (O'MELVENY & MYERS LLP LOGO)

                             EMBARCADERO CENTER WEST
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NEWPORT BEACH                                                             LONDON

NEW YORK                                                                SHANGHAI

SILICON VALLEY                                                             TOKYO

TYSONS CORNER


                                                                 OUR FILE NUMBER
                                                                      775,675-17

March 18, 2004                                              WRITER'S DIRECT DIAL
                                                                  (415) 984-8833

Luminent Mortgage Capital, Inc.                          WRITER'S E-MAIL ADDRESS
909 Montgomery Street, Suite 500                                  PHEALY@OMM.COM
San Francisco, California  94133

                  RE: MATERIAL U.S. INCOME TAX MATTERS AS TO THE SECURITIES TO BE REGISTERED UNDER REGISTRATION STATEMENT ON FORM S-11

Ladies and Gentlemen:

           We have acted as special tax counsel to Luminent Mortgage Capital, Inc., a Maryland corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-11, Registration No. 333-113493, filed with the Securities and Exchange Commission under the Securities Act on March 11, 2004 (as amended to the date hereof and together will all exhibits thereto, the "Registration Statement"), relating to the sale of shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), and various related matters.

           Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Registration Statement.

           In formulating our opinion herein we have reviewed the Company's organizational documents, the Registration Statement and such certificates, including an officer's certificate of the Company dated as of the date hereof (the "Officer's Certificate"), records, and other documents, and statutes, rules, and regulations as we have deemed necessary or appropriate as a basis for the opinion set forth below. In conducting such review for purposes of rendering our opinion we have not conducted an independent investigation of any of the facts set forth in the Registration Statement, the Officer's Certificate, or any other documents, records, or certificates, and have, consequently, as to relevant factual matters relied upon the Company's representations that the information presented in such documents, records, or certificates or otherwise furnished to us accurately represent and completely describe all such facts, and upon the authenticity of documents submitted to us as originals or certified copies, the accuracy of copies, the genuineness of all signatures and the legal capacity of all natural persons. No facts have come to
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Luminent Mortgage Capital, Inc. - March 18, 2004 - Page 2


our attention, however, that would cause us to question the accuracy and completeness of such facts or documents in a material way.

           In rendering this opinion we have assumed that (i) the transactions described in or contemplated by any of the aforementioned documents have been or will be consummated in accordance with the operative documents, (ii) the operative documents are enforceable in accordance with their terms, (iii) the Company has been and will continue to be organized and operated in the manner described in the Officer's Certificate, the Registration Statement and the other relevant documents referred to above, and (iv) there have been no changes in the applicable laws of the State of Maryland, the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder by the Treasury Department (the "Treasury Regulations"), and the interpretations of the Code and Treasury Regulations by the courts and the Internal Revenue Service ("IRS"), all as they exist on the date of this letter. Any material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions.

           Based upon and subject to the foregoing, we are of the opinion that:

           1. The Company is organized in conformity with the requirements for qualification as a real estate investment trust ("REIT") under the Code and, commencing with its taxable year ended December 31, 2003, the Company's proposed method of operations will enable it to satisfy the requirements for such qualification and taxation as a REIT under the Code.

           2. The section of the Registration Statement entitled "UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS" identifies and fairly summarizes the material U.S. federal income tax consequences that are likely to be material to a holder of Common Stock.

           However, such section of the Registration Statement is not exhaustive and does not purport to discuss any state or local tax considerations or all possible U.S. federal income tax considerations of the purchase, ownership and disposition of the Common Stock. In addition, the Company's qualification and taxation as a REIT under the Code will depend upon the Company's ability to meet, through actual operating results, distribution levels, diversity of stock ownership, and the various income and asset qualification tests imposed under the Code. Such operating results may not be reviewed by us, and accordingly, no assurance can be given that the actual results of the Company's operations for any one taxable year will satisfy the requirements for REIT qualification. There can be no assurance that the courts or the IRS will agree with this opinion.

           Other than as expressly stated above, we express no opinion on any issue relating to the Company or under any other law.

           This opinion is being furnished to the Company in connection with the Registration Statement so that the Company may comply with its obligations under the Federal securities laws.

           In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the
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O'MELVENY & MYERS LLP
Luminent Mortgage Capital, Inc. - March 18, 2004 - Page 3


Securities Act, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement under the heading "LEGAL MATTERS." In giving such consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                                      Very truly yours,

                                      O'MELVENY & MYERS LLP